                                                                   EXHIBIT 10.44

                        TEPPCO SUPPLEMENTAL BENEFIT PLAN

                           (AMENDMENT AND RESTATEMENT
                           EFFECTIVE NOVEMBER 1, 2002)

                        TEPPCO SUPPLEMENTAL BENEFIT PLAN

      WHEREAS, Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company ("TEPPCO"), established the TEPPCO Supplemental Benefit Plan (the "Plan") to provide deferred compensation for a select group of management or highly compensated employees so as to retain their loyalty and offer a further incentive to them to contribute to the continued growth, development and financial success of TEPPCO; and

      WHEREAS, it is intended that the Plan shall constitute a program described in Department of Labor Regulation section 2520.104-23(a);

      WHEREAS, TEPPCO desires to amend and restate the Plan to provide additional payment options and to make certain other technical changes;

      NOW, THEREFORE, the Plan is hereby amended and restated in its entirety to provide as follows:

                                TABLE OF CONTENTS

                                                                                SECTION
ARTICLE I - DEFINITIONS

         Accrued Benefit ....................................................      1.01
         Actual Retirement Date .............................................      1.02
         Actuarial Equivalent ...............................................      1.03
         Affiliate ..........................................................      1.04
         Beneficiary or Beneficiaries .......................................      1.05
         Board ..............................................................      1.06
         Cause ..............................................................      1.07
         Change of Control ..................................................      1.08
         Code ...............................................................      1.09
         Committee ..........................................................      1.10
         Disability .........................................................      1.11
         Early Retirement Date ..............................................      1.12
         Employer or Employers ..............................................      1.13
         Normal Retirement Age ..............................................      1.14
         Participant ........................................................      1.15
         Partnership ........................................................      1.16
         Plan ...............................................................      1.17
         Qualified Plan .....................................................      1.18
         Qualified Plan Benefit .............................................      1.19
         Separation From Service ............................................      1.20
         Spouse .............................................................      1.21
         TEPPCO .............................................................      1.22
         Unit ...............................................................      1.23
         Unlimited Qualified Plan Benefit ...................................      1.24
         Vesting Service ....................................................      1.25

ARTICLE II - PARTICIPATION

         Eligibility to Participate .........................................      2.01
         Reemployment .......................................................      2.02

ARTICLE III- RETIREMENT BENEFITS

         Amount of Retirement Benefit .......................................      3.01
         Time of Payment of Retirement Benefit ..............................      3.02
         Form of Payment of Retirement Benefit ..............................      3.03

ARTICLE IV- DEATH BENEFITS

         Amount of Death Benefit ............................................      4.01
         Time of Payment of Death Benefit ...................................      4.02
         Form of Payment of Death Benefit ...................................      4.03

         Designation of Beneficiary .........................................      4.04

ARTICLE V - VESTING

         General ............................................................      5.01
         Forfeiture Upon Separation From Service ............................      5.02
         Complete Forfeiture for Cause ......................................      5.03
         Accelerated Vesting Upon Change of Control .........................      5.04

ARTICLE VI - PLAN COMMITTEE PROCEDURE

         Committee ..........................................................      6.01
         General Rights, Powers and Duties of the Committee .................      6.02
         Rules and Decisions ................................................      6.03
         Committee Procedures ...............................................      6.04
         Authorization of Benefit Payments ..................................      6.05
         Application and Forms of Benefits ..................................      6.06
         Facility of Payment ................................................      6.07
         Claims Procedure ...................................................      6.08
         Responsibility .....................................................      6.09

ARTICLE VII - AMENDMENT AND TERMINATION

         Right to Amend the Plan ............................................      7.01
         Right to Terminate the Plan ........................................      7.02

ARTICLE VIII - FUNDING

         Payments Under the Plan Are the Obligation of the Employers ........      8.01
         Participants Must Rely Solely on the General Credit of the Employers      8.02
         Unfunded Arrangement ...............................................      8.03

ARTICLE IX - ADOPTION OF PLAN BY OTHER EMPLOYERS

         Adoption Procedure .................................................      9.01
         No Joint Venture Implied ...........................................      9.02
         Expenses to be Shared ..............................................      9.03
         Transfers Among Employers ..........................................      9.04
         Termination of Participation by an Affiliate .......................      9.05

ARTICLE X - MISCELLANEOUS

         Inalienability of Benefits .........................................     10.01
         No Implied Rights ..................................................     10.02
         Binding Effect .....................................................     10.03
         Number and Gender ..................................................     10.04
         Governing Law ......................................................     10.05

                                   ARTICLE I

                                   DEFINITIONS

      The terms defined in this Article 1 shall, for all purposes of the Plan, have the meanings specified herein:

      1.01 "ACCRUED BENEFIT" means in the case of any Participant the result of
(a) minus (b) where (a) is the Participant's Unlimited Qualified Plan Benefit and (b) is the Participant's Qualified Plan Benefit.

      1.02 "ACTUAL RETIREMENT DATE" means the first day of the month that coincides with or next follows the date of the Participant's Separation of Service.

      1.03 "ACTUARIAL EQUIVALENt" means a benefit of equivalent value computed on the basis of the interest and mortality assumptions that would be used for purposes of determining the value of the Participant's benefit under the Qualified Plan if he elected to receive his benefit thereunder in the form of a lump sum distribution.

      1.04 "AFFILIATE" means an entity that is treated as a single employer together with TEPPCO for certain employee benefit purposes under section 414 of the Code.

      1.05 "BENEFICIARY" or "BENEFICIARIES" means the person or persons, or the trust or trusts created for the benefit of a natural person or persons or the Participant's estate, designated by the Participant to receive the benefits payable under the Plan upon his death in accordance with the beneficiary designation procedures of Section 4.04, or the Participant's Spouse to the extent that the Participant's Spouse is entitled to receive death benefits under the Plan.

      1.06 "BOARD" means the Board of Directors of TEPPCO.

      1.07 "CAUSE" means (a) the willful and continued failure by the Participant to substantially perform his duties with TEPPCO or its Affiliates (other than such failure resulting from his incapacity due to physical or mental illness) after demand for substantial performance is delivered to him by TEPPCO which specifically identifies the manner in which TEPPCO believes the Participant has not substantially performed his duties; (b) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the property or business of TEPPCO or any of its Affiliates; or (c) the willful material violation of any TEPPCO policies regarding the protection of confidential and/or proprietary information or the material violation of any non-compete agreement between the Participant and TEPPCO. For purposes of this definition, no act or failure to act on the Participant's part will be considered willful unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of TEPPCO or its Affiliates or not opposed to the interests of TEPPCO or its Affiliates.

      1.08 "CHANGE OF CONTROL" means:

      (i) any person becomes the beneficial owner, directly or in- directly, of securities of the Partnership representing 66 percent or more of the Partnership's then outstanding Units; or

      (ii) any person becomes the beneficial owner, directly or indirectly, of 50 percent or more of the Units and TEPPCO delivers notice of withdrawal or is otherwise removed as the general partner of the Partnership; or

      (iii) the merger or consolidation of the Partnership with one or more corporations, business trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership, a limited partnership or a limited liability company, pursuant to a written agreement of merger or consolidation in accordance with
            Article 16 of the Third Amended and Restated Agreement of Limited Partnership of TEPPCO Partners, L.P., dated September 21, 2001, as it may be amended from time to time, and TEPPCO delivers notice of withdrawal or is otherwise removed as the general partner of the Partnership; or

      (iv) any person is or becomes the beneficial owner, directly or indirectly, of securities of TEPPCO representing more than 50 percent of the combined voting power of TEPPCO's then outstanding voting securities; or

      (v) all or substantially all of the assets and business of TEPPCO, the Partnership, TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership, TCTM, L.P., a Delaware limited partnership, or TEPPCO Midstream Companies, L.P., a Delaware limited partnership, are sold, transferred or assigned to, or otherwise acquired by, any person or persons; or

      (vi) the dissolution or liquidation of the Partnership, TE Products Pipeline Company, Limited Partnership, TCTM, L.P., TEPPCO Midstream Companies, L.P., or TEPPCO; or

      (vii) the adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of TEPPCO, the Partnership or TE Products Pipeline Company, Limited Partnership, TEPPCO Midstream Companies, L.P., or TCTM, L.P.

      For purposes of this definition, the term "beneficial owner" shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended, and in the regulations promulgated thereunder. The term "person" shall mean an individual, corporation, partnership, trust, unincorporated organization, association or other entity provided that the term "person" shall not include (a) Duke Energy Corporation ("Duke"), (b) any affiliate of Duke, or (c) any employee benefit plan maintained by Duke or any affiliate of Duke. For purposes of this definition, the term "affiliate" or "affiliates" shall mean when used with respect to a specified person or entity, any other person or entity directly or indirectly controlled by, controlling, or under direct or indirect common control with the specified person or entity. For the purpose of this definition, "control" or "controlled" when used with respect to any specified person or entity means the power to direct the management and policies of that person or entity whether through the ownership of voting securities, membership interest or by contract.

      1.09 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      1.10 "COMMITTEE" means the members of the Compensation Committee of the Board.

      1.11 "DISABILITY" means a medically determinable mental or physical impairment which shall prevent the Participant from engaging in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months and which (a) was not contracted, suffered or incurred while the Participant was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from addiction to narcotics; and (c) did not result from an intentionally self-inflicted injury.

      1.12 "EARLY RETIREMENT DATE" means the first day of the month that coincides with or next follows a Participant's attainment of age 55.

      1.13 "EMPLOYER" or "EMPLOYERS" means TEPPCO and any other Affiliates that adopt the Plan.

      1.14 "NORMAL RETIREMENT AGE" means age 65.

      1.15 "PARTICIPANT" means a common law employee of an Employer who is selected by the Committee to participate in the Plan, and who meets the requirements of Article II.

      1.16 "PARTNERSHIP" means TEPPCO Partners, L.P., a Delaware limited partnership.

      1.17 "PLAN" means the TEPPCO Supplemental Benefit Plan.

      1.18 "QUALIFIED PLAN" means the TEPPCO Retirement Cash Balance Plan maintained by TEPPCO.

      1.19 "QUALIFIED PLAN BENEFIT" means the aggregate of all benefits which would be payable to a Participant from the Qualified Plan on the later of his Early Retirement Date or his Actual Retirement Date. In calculating the amount of the Qualified Plan Benefit, for the purposes of the Plan the following shall apply:

            (a) If the normal form of benefit of the Qualified Plan is other than a straight life annuity, the benefit shall be expressed in the form of a straight life annuity by using the actuarial assumptions contained in the Qualified Plan.

            (b) The amount of a Participant's Qualified Plan Benefit shall be determined based on the provisions of the Qualified Plan as in effect on the date his benefits under the Plan are determined.

            (c) The amount of a Participant's Qualified Plan Benefit shall be determined by disregarding any offset for benefits payable under a retirement plan that was previously maintained by TEPPCO or one of its Affiliates.

      1.20 "SEPARATION FROM SERVICE" means the termination of the employment relationship between the Participant and TEPPCO and all Affiliates.

      1.21 "SPOUSE" means the person to whom the Participant is married under local law.

      1.22 "TEPPCO" means Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company.

      1.23 "UNIT" means a limited partnership unit in the Partnership.

      1.24 "UNLIMITED QUALIFIED PLAN BENEFIT" means the Qualified Plan Benefit which would be payable to a Participant from the Qualified Plan on the later of his Early Retirement Date or his Actual Retirement Date, calculated by (a) disregarding the limitations set forth in sections 401(a)(17) and 415 of the Code and (b) assuming that the Participant had not elected to defer any of his compensation under the Duke Energy Field Services Executive Deferred Compensation Plan or any other deferred compensation program maintained by TEPPCO or an Affiliate.

      1.25 "VESTING SERVICE" means service for which the Participant receives credit for vesting purposes under the Qualified Plan.

                                   ARTICLE II

                                  PARTICIPATION

      2.01 ELIGIBILITY TO PARTICIPATE. The individuals who shall be eligible to participate in the Plan shall be those individuals who are members of a select group of management or highly compensated employees of an Employer as the Committee shall determine from time to time. An individual will become a Participant when he is notified by the Committee that he is eligible to participate in the Plan. Once an individual has become a Participant, he will continue to participate in the Plan until he is no longer a common law employee of any Employer or the Committee determines that he is no longer in a select group of management or a highly compensated employee of any Employer.

      2.02 REEMPLOYMENT. Any person who incurs a Separation From Service shall not be eligible to participate in the Plan upon his reemployment by an Employer unless the Committee so determines. In such event, the Committee shall specify whether and under what conditions the person shall receive credit for all or any of his service completed prior to reemployment.

                                  ARTICLE III

                               RETIREMENT BENEFITS

      3.01 AMOUNT OF RETIREMENT BENEFIT. Upon a Participant's Separation From Service after he has earned a nonforfeitable interest in his Plan benefit under
Article V, the Participant shall be entitled to receive a retirement benefit that is the Actuarial Equivalent of his Accrued Benefit payable at the time payment of such benefit is to commence pursuant to Section 3.02 and in the form specified in Section 3.03.

      3.02 TIME OF PAYMENT OF RETIREMENT BENEFIT. A Participant's retirement benefit under the Plan, if any, shall be paid or commence to be paid as soon as administratively feasible after the later of (a) the Participant's Actual Retirement Date or (b) the Participant's Early Retirement Date.

      3.03 FORM OF PAYMENT OF RETIREMENT BENEFIT. A Participant's retirement benefit under the Plan, if any, shall be paid in one of the following forms as elected by the Participant pursuant to this Section 3.03:

            (a) A single lump sum payment in cash; or

            (b) 3, 10 or 15 (as elected by the Participant pursuant to this Section 3.03) annual installment payments.

            The amount of each installment payment shall be determined by dividing the Actuarial Equivalent of the Participant's Accrued Benefit on the date the Participant's benefit commences to be paid pursuant to Section 3.02 by the number of annual installments elected by the Participant pursuant to this Section 3.03(b). The Committee may satisfy the Plan's obligation to pay any retirement benefit hereunder in the form of installment payments by purchasing a commercial annuity contract and distributing such contract to the Participant or Beneficiary. Thereupon, the Plan shall have no further liability with respect to the amount used to purchase the annuity contract and such Participant or Beneficiary shall look solely to the company issuing such contract for such annuity payments. All certificates for commercial annuity benefits shall be nontransferable, except for surrender to the issuing company, and no benefit thereunder may be sold, assigned, discounted, or pledged (other than as collateral for a loan from the company issuing same).

      A Participant shall elect the form of benefit payment, as provided in this
Section 3.03, for his Accrued Benefit in an initial written election in the form required by the Committee, signed by the Participant and filed with the Committee. Such initial written election shall be filed with the Committee (a) by February 1, 2003, and no later than 18 months before the date the Participant's retirement benefit under the Plan is to be paid or commence to be paid pursuant to Section 3.02, in the case of individuals who are Participants on November 1, 2002 and (b) within thirty (30) days of the date an individual is notified by the Committee that he is eligible to participate in the Plan in the case of individuals who become Participants after November 1, 2002.

      A Participant may make one irrevocable election to change the form of benefit payment he or she initially selects in accordance with procedures established by the Committee. Any such change election must be made no later than 18 months before the date the Participant's retirement benefit under the Plan is to be paid or commence to be paid pursuant to Section 3.02. For purposes of calculating the 18-month period with respect to the initial election in the case of individuals who are Participants on November 1, 2002 and the irrevocable change election, such period will commence on the first day of the month immediately following the month in which the election is made.

      In the event a valid written election is not on file with the Committee at the time the Participant's retirement benefit is to be paid or commence to be paid pursuant to Section 3.02, the Participant shall be deemed to have elected a single lump sum payment in cash.

                                   ARTICLE IV

                                 DEATH BENEFITS

      4.01 AMOUNT OF DEATH BENEFIT.

      (a) Participant Who Has A Vested Interest in His Plan Benefit.

      If a Participant dies after he has earned a nonforfeitable interest in his Plan benefit under Article V, and before he has been paid his entire Plan benefit, the Participant's Beneficiary shall be entitled to receive a death benefit that is the Actuarial Equivalent of the Participant's Accrued Benefit payable at the time in the form elected by the Participant pursuant to Sections
4.02 and 4.03.

      (b) Any Other Participant.

      If a Participant incurs his Separation From Service before he has earned a nonforfeitable interest in his Plan benefit, or if the Participant has been paid his retirement benefit under the Plan, there shall be no death benefit payable with respect to the Participant.

      4.02 TIME OF PAYMENT OF DEATH BENEFIT. A Participant's death benefit under the Plan, if any, shall be paid or commence to be paid to the Participant's Beneficiary as soon as administratively feasible after the date on which the Participant dies.

      4.03 FORM OF PAYMENT OF DEATH BENEFIT. The death benefit, if any, payable to a Beneficiary under the Plan shall be paid in the form elected by the Participant pursuant to Section 3.03.

      4.04 DESIGNATION OF BENEFICIARY. Each Participant who does not have a Spouse has the right to designate and to revoke the designation of his Beneficiary. Each designation or revocation must be evidenced by a written document in the form required by the Committee, signed by the Participant and filed with the Committee. If no designation is on file and the Participant is not considered to be married under applicable local law at the time of his death, the Participant's Beneficiary shall be the executor, administrator or other personal representative of the Participant's estate. If a Participant is considered to be married under applicable local law at the time of his death, his Spouse shall be his Beneficiary, and his designation of any other Beneficiary shall not be valid.

                                    ARTICLE V

                                     VESTING

      5.01 GENERAL. Subject to Sections 5.03 and 5.04, a Participant has a nonforfeitable interest in his benefit under the Plan when he (a) completes five full years of Vesting Service, (b) attains his Normal Retirement Age on or prior to the date of his Separation From Service, (c) incurs a Disability prior to his Separation From Service, or (d) incurs a Separation From Service due to death. Prior to the occurrence of any of the foregoing four events, a Participant has no vested interest in his Plan benefit and neither he nor his Spouse or Beneficiary shall be entitled to any payment under the Plan upon or following the Participant's Separation From Service.

      5.02 FORFEITURE UPON SEPARATION FROM SERVICE. If a Participant incurs a Separation From Service at a time when he does not have a nonforfeitable interest in his Plan benefit, his Plan benefit shall be immediately forfeited.

      5.03 COMPLETE FORFEITURE FOR CAUSE. Notwithstanding Section 5.01 of the Plan, if the Committee finds by a majority vote after full consideration of the facts that a Participant was discharged from the employ of TEPPCO or an Affiliate for Cause, the Participant shall immediately forfeit his Plan benefit to the extent he has not yet been paid his Plan benefit. The decision of the Committee as to the cause of the Participant's discharge shall be final. No decision of the Committee shall affect the finality of the discharge of the Participant.

      5.04 ACCELERATED VESTING UPON CHANGE OF CONTROL. Notwithstanding any other provisions of the Plan, if a Change of Control occurs prior to a Participant's Separation From Service, such Participant shall have a fully nonforfeitable interest in his Plan benefit.

                                   ARTICLE VI

                            PLAN COMMITTEE PROCEDURE

      6.01 COMMITTEE. The Plan shall be administered by the Committee.

      6.02 GENERAL RIGHTS, POWERS AND DUTIES OF THE COMMITTEE. The Committee shall be responsible for the management, operation and administration of the Plan. In addition to any powers, rights and duties set forth elsewhere in the Plan, it shall have the following powers and duties:

            (a) to adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;

            (b) to enforce the Plan in accordance with its terms and any rules and regulations it establishes;

            (c) to maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

            (d) to construe and interpret the Plan and to resolve all questions arising under the Plan;

            (e) to direct the Employers to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

            (f) to employ or retain agents, attorneys, actuaries, accountants or other persons, who may also be employed by or represent TEPPCO, and

            (g) to be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

      The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for benefits under the Plan.

      6.03 RULES AND DECISIONS. The Committee may adopt such rules and actuarial tables as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished to it by a Participant, or Beneficiary, an Employer, or an Employer's actuary or accountant.

      6.04 COMMITTEE PROCEDURES. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman and appoint a secretary, who may or may not be a Committee member. The Secretary shall keep a record of all meetings and forward all necessary communications to the Employers. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority, including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members and TEPPCO, shall not, to the extent permitted by law, be responsible for any such action or failure to act.

      6.05 AUTHORIZATION OF BENEFIT PAYMENTS. The Committee shall issue directions to the Employers concerning all benefits which are to be paid by them pursuant to the provisions of the Plan. The Employers shall furnish the Committee such data and information as it may require. The records of the Employers shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, and years of Service. Participants and their beneficiaries shall furnish to the Committee such evidence, data, or information, and execute such documents, as the Committee requests.

      6.06 APPLICATION AND FORMS OF BENEFITS. The Committee may require a Participant or former Participant to complete and file with the Committee an application for retirement benefits and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant's or former Participant's current mailing address.

      6.07 FACILITY OF PAYMENT. Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Employer to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Employer to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liabilities for the making of such payment under the provisions of the Plan.

      6.08 CLAIMS PROCEDURE. The Committee shall make all determinations as to the right of any person to receive benefits under the Plan. Any denial by the Committee of a claim for benefits under the Plan by a Participant or his Spouse or Beneficiary (collectively referred to herein as "Claimant") shall be stated in writing by the Committee and delivered or mailed to the Claimant on the 90th day after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant on the 90th day after receipt of the claim and the claim shall thereafter be paid on the 180th day after the date of receipt of the initial claim. Such notice shall set forth the specific reasons for the denial, specific reference to pertinent provisions of the Plan upon which the denial is based, a description of any additional material or information necessary for the Claimant to perfect his claim with an explanation of why such material or information is necessary, and an explanation of claim review procedures under the Plan written to the best of the Committee's ability in a manner that may be understood without legal or actuarial counsel. A Claimant whose claim for benefits has been wholly or partially denied by the Committee may, within 90 days following the date of such denial, request a review of such denial in a writing addressed to the Committee. The Claimant shall be entitled to submit such issues or comments, in writing or otherwise, as he shall consider relevant to a determination of his claim, and may include in his request a request for a hearing in person before the Committee. Prior to submitting his request, the Claimant shall be entitled to review such documents as the Committee shall agree are pertinent to his claim. The Claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice, provided that the fees and expenses of such counsel shall be borne by the Claimant. All requests for review shall be promptly resolved. The Committee's decisions with respect to any such review shall be set forth in writing and shall be mailed to the Claimant on the 60th day following receipt by the Committee of the Claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Committee's decision shall be so mailed on the 120th day after receipt of such request.

      6.09 RESPONSIBILITY. No member of the Committee or of the Board shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall an Employer be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of such Employer.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

      7.01 RIGHT TO AMEND THE PLAN. TEPPCO has the sole right to amend the Plan. An amendment must be (1) in writing, (2) executed by an authorized officer of TEPPCO, and (3) authorized by resolutions of the Board. Notice of any such amendment shall be given in writing to the Committee and to each Participant, former Participant, and Beneficiary of a deceased former Participant. No such amendment, however, shall have the effect of reducing that portion of the benefit the Participant or former Participant ultimately becomes entitled to below that amount he would have received for service to the date of the amendment under the formula set out in the Plan prior to the amendment.

      7.02 RIGHT TO TERMINATE THE PLAN. The Board reserves the right to terminate the accrual or vesting of additional benefits under the Plan by any or all Participants at any time by written notice to the Committee. The Committee shall notify any Participant affected by such termination of such action and its effective date. A Participant whose accrual of additional benefits is terminated shall not lose any previously earned and vested benefits, and any such vested benefits shall be payable at the time and in the manner provided in Articles III and IV.

                                  ARTICLE VIII

                                     FUNDING

      8.01 PAYMENTS UNDER THE PLAN ARE THE OBLIGATION OF THE EMPLOYERS. Benefits due under the Plan will be paid by the Employers.

      8.02 PARTICIPANTS MUST RELY SOLELY ON THE GENERAL CREDIT OF THE EMPLOYERS. The Plan is only a general corporate commitment of the Employers and each Participant must rely solely upon the general credit of his Employer for the fulfillment of its obligations hereunder. Under all circumstances the rights of the Participant to any asset held by the Employers will be no greater than the rights expressed in the Plan. Nothing contained in the Plan will constitute a guarantee by the Employers that the assets of the Employers will be sufficient to pay any benefits under the Plan or would place the Participant in a secured position ahead of general creditors of the Employers; the Participants are only unsecured creditors of the Employers with respect to their Plan benefits and the Plan constitutes a mere promise by the Employers to make benefit payments in the future. No specific assets of the Employers have been or will be set aside, or will be pledged in any way for the performance of the Employers' obligations under the Plan which would remove such assets from being subject to the general creditors of the Employers.

      8.03 UNFUNDED ARRANGEMENT. It is intended that the Plan shall be unfunded for tax purposes and for purposes of Title of the Employee Retirement Income Security Act of 1974, as amended.


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

                                   ARTICLE IX

                       ADOPTION OF PLAN BY OTHER EMPLOYERS

      9.01 ADOPTION PROCEDURE. Any Affiliate may, with the approval of the Board, adopt the Plan by a certified resolution or consent of the board of directors of the adopting Affiliate or an executed adoption instrument (approved by the board of directors of the adopting Affiliate) agreeing to be bound as an Employer by all the terms, conditions and limitations of the instrument and by furnishing all information required by the Committee. The terms of the Plan will apply separately to each Affiliate that adopts the Plan except that the powers of the Board and the Committee under the Plan shall be exercised solely by the Board and the Committee. TEPPCO and each Affiliate that adopts the Plan shall bear the cost of providing Plan benefits for its own Participants. The obligation of each Employer with respect to its Participants shall be the sole obligation of the Employer that is employing the Participant and shall not bind any other Employer.

      9.02 NO JOINT VENTURE IMPLIED. The adoption of the Plan by an Employer shall not create a joint venture or partnership relation between it and any other Employer. Any rights, duties, liabilities, and obligations assumed by an Employer, imposed upon it or resulting from the terms of the Plan, shall relate to that Employer alone.

      9.03 EXPENSES TO BE SHARED. Each Employer shall pay a proportionate part of the cost of actuarial and other necessary expenses incurred in its administration.

      9.04 TRANSFERS AMONG EMPLOYERS. If a Participant is employed by more than one Employer during the term of his participation in the Plan, the costs of providing Plan benefits for such Participant shall be apportioned among the Employers as determined by the Committee based upon the years of service for benefit accrual purposes under the Qualified Plan performed by the Participant for each Employer and the compensation taken into account under the Plan paid to such Participant by each Employer.

      9.05 TERMINATION OF PARTICIPATION BY AN AFFILIATE. Any Affiliate that adopts the Plan may, by appropriate action of its board of directors, terminate its participation in the Plan. The Committee may, in its discretion, also terminate an Affiliate's participation in the Plan at any time. The termination of the participation in the Plan by an Affiliate shall not, however, affect the rights of any Participant who is working or has worked for the Affiliate as to his amounts accrued under the Plan prior to the termination of participation.

                                   ARTICLE X

                                  MISCELLANEOUS

      10.01 INALIENABILITY OF BENEFITS. The right of any Participant, former Participant or beneficiary to any benefit or payment under the Plan shall not be subject to voluntary or involuntary transfer, alienation, pledge, assignment, garnishment, sequestration or other legal or equitable process. Any attempt to transfer, alienate, pledge, assign or otherwise dispose of such right or any attempt to subject such right to attachment, execution, garnishment, sequestration or other legal or equitable process shall be null and void.

      10.02 NO IMPLIED RIGHTS. Neither the establishment of the Plan nor any modification thereof shall be construed as giving any Participant, former Participant, beneficiary or other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by affirmative action of TEPPCO in accordance with the terms and provisions of the Plan.

      10.03 BINDING EFFECT. The provisions of the Plan shall be binding on the Employers, the Committee, and all persons entitled to benefits under the Plan, together with their respective heirs, legal representatives and successors in interest.

      10.04 NUMBER AND GENDER. Wherever appropriate, the singular shall include the plural, the plural shall include the singular, and the masculine shall include the feminine or neuter.

      10.05 GOVERNING LAW. The Plan shall be construed and administered according to the laws of the State of Texas.

      IN WITNESS WHEREOF, effective November 1, 2002, TEPPCO has adopted the Plan as amended and restated herein on the 6th day of March, 2003.

                                  TEXAS EASTERN PRODUCTS PIPELINE
                                  COMPANY, LLC


                                  By:   /s/  BARRY R. PEARL
                                       ----------------------------------------
                                  Title:  President and Chief Executive Officer


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